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                                                                    EXHIBIT 3.5

                         SUNSTONE HOTEL INVESTORS, INC.

                              ARTICLES OF AMENDMENT


         Sunstone Hotel Investors, Inc., a Maryland corporation, having its principal office in the State of Maryland at c/o The Prentice-Hall Corporation System, Inc., 11 East Chase Street, Suite 7-C, Baltimore, Maryland 21202 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation hereby amends its Charter as currently in effect by deleting in its entirety the definition of "Independent Director" in SUBSECTION (c) of SECTION 1 of ARTICLE VI of the Charter, and by inserting, in lieu thereof, the following:

         c. Independent Directors. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director's term of office), a majority of the Board of Directors shall be comprised of persons who are not officers or employees of the Corporation.

         SECOND: The amendment to the Charter of the Corporation as hereinabove set forth was duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation, as required by law.

         THIRD: The amendments set forth herein do not change the authorized stock of the Corporation.

         FOURTH: By resolution of the Board of Directors of the Corporation, Roger M. Cohen, Esquire has been authorized as agent to witness these Articles of Amendment.

         FIFTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required


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to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its authorized agent on this 30th day of April, 1997.


                                                SUNSTONE HOTEL INVESTORS, INC.


                                                By: /s/ ROBERT A. ALTER (Seal)
                                                    ----------------------------
                                                    Name: Robert A. Alter
                                                    Title: President

WITNESS:


By: /s/ ROGER M. COHEN
    -------------------------------
    Name: Roger M. Cohen, Esquire
    Title: Authorized Agent



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